COLLEGE RETIREMENT EQUITIES FUND

                                 NEW YORK, N.Y.

                      ACCUMULATION-UNIT DEPOSIT CERTIFICATE

                            Certificate                           Maturity Date
                              Number                             Mo.  Day  Year
                            P-990000-0
       Participant          John J. Doe                           03  01  2020


      Accumulation         100.000 UNITS IN THE STOCK ACCOUNT
             Units         100.000 UNITS IN THE MONEY MARKET ACCOUNT
        On Deposit         100.000 UNITS IN THE BOND MARKET ACCOUNT
         At Issue:         100.000 UNITS IN THE SOCIAL CHOICE ACCOUNT

This is to certify that you, as the owner (Participant) of this certificate, are entitled to share in the benefits of COLLEGE RETIREMENT EQUITIES FUND ("CREF").

This page refers briefly to some of the features of your certificate. The next pages set forth in detail the rights and obligations between CREF and you under the certificate. PLEASE READ YOUR CERTIFICATE. IT IS IMPORTANT.

                               GENERAL DESCRIPTION

This certificate will provide a payment to you on the Maturity Date, if you are then living. If you die before the Maturity Date payment will be made to your beneficiary.

The amount payable will be the value of all Accumulation Units credited to this certificate as of the date of payment. The amount of dollars payable per unit will change primarily with the changes in the value of CREF's investments. There is no guarantee of any dollar amount; you, or your beneficiary, are assured of full participation in CREF. All dollar amounts payable are determined by actuarial methods.

Unless otherwise specified on Page 5, you may make withdrawals reducing the number of Accumulation Units on deposit from each CREF Account.

You may also use the value of some or all of your Accumulation Units to provide for payments under any form of pay-out unit annuity then offered by CREF. Transfers between CREF Accounts may be made subject to the conditions found in
Section 9. In addition, you may request CREF to transfer the value of some or all of your Accumulation Units to Teachers Insurance and Annuity Association of America ("TIAA") to purchase a pay-out annuity. The conditions applicable to these Transfers are contained in Section 10.

                                                            /s/John H. Biggs
                                                               --------------
                                                                CHAIRMAN AND
                                                         CHIEF EXECUTIVE OFFICER

                 THIS CERTIFICATE CANNOT BE ASSIGNED NOR DOES IT
             PROVIDE FOR LOANS. THIS CERTIFICATE DOES NOT GUARANTEE
                  ANY FIXED DOLLAR AMOUNT OF ANNUITY PAYMENTS.


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                              INDEX OF PROVISIONS

                                                                        Section

         Accounts .......................................................    4
         Accumulation Unit Payments .....................................    2
         Assignment - Void and of no effect ..............................  15
         Beneficiary .....................................................  11
         Business Day....................................................    6
         Certificate .....................................................  17
         Change to a Pay-out Unit Annuity................................    8
         Claims of creditors - Protection against ........................  19
         Compliance with Laws and Regulations ............................  22
         Consideration ..................................................    1
         Correspondence with CREF ........................................  21
         Loans - No provision for ........................................  16
         Ownership .......................................................  14
         Payment to an Estate, Trustee, etc. .............................  20
         Procedure for Elections and Changes .............................  13
         Proof of Survival ..............................................   12
         Requests for Benefits ...........................................  21
         Rules of the Fund ..............................................    3
         Service of Process upon CREF ....................................  18
         Transfer to a TIAA Dollar Pay-out Contract ......................  10
         Transfer to Another CREF Account ...............................    9
         Valuation Day  .................................................    5
         Withdrawal of Accumulation Units ...............................    7

                        COLLEGE RETIREMENT EQUITIES FUND

                               Certificate                  Maturity
                                 Number                       Date
                               P-990000-0               Mo.   Day    Year

       Participant             John J. Doe              03     01    2020

      Accumulation            100.000 UNITS IN THE STOCK ACCOUNT
             Units            100.000 UNITS IN THE MONEY MARKET ACCOUNT
        On Deposit            100.000 UNITS IN THE BOND MARKET ACCOUNT
         At Issue:            100.000 UNITS IN THE SOCIAL CHOICE ACCOUNT

                              DATE OF ISSUE
                              MO   DA   YEAR
                              03   01   1990

                                   PROVISIONS

1. CONSIDERATION. THIS CERTIFICATE IS ISSUED IN EXCHANGE FOR THE SURRENDER TO CREF OF CERTIFICATE NUMBER [P000000-0] AND THE APPLYING OF ITS PROCEEDS OF $10,000 TO THIS CERTIFICATE.

THESE ACTS FULFILL ALL OBLIGATIONS OF THE CERTIFICATE THAT HAS BEEN SURRENDERED.

THE CONSIDERATION FOR THIS CERTIFICATE HAS BEEN DELIVERED AT CREF'S HOME OFFICE, 730 THIRD AVENUE, NEW YORK, NY 10017.

                        COLLEGE RETIREMENT EQUITIES FUND

                             BENEFICIARY DESIGNATION

PRIMARY BENEFICIARY(IES)  -  CLASS I

NAME                                               RELATIONSHIP TO PARTICIPANT

MARY DOE                                                      WIFE

SECONDARY BENEFICIARY(IES)  -  CLASS II

NAME                                               RELATIONSHIP TO PARTICIPANT

JANE DOE                                                    DAUGHTER

      2. ACCUMULATION UNIT PAYMENT. If you are living on the Maturity Date, a one-sum payment will be made to you. If you die before that date, a one-sum payment will be made as a Death Benefit to the beneficiary or, if no beneficiary is then living, to your estate. A payment of the Death Benefit will be made after CREF receives this certificate and proof of your death.

      The dollar amount of a one-sum payment from any Account will be the product of the value of one Accumulation Unit in the Account and the number of Accumulation Units on Deposit in that Account. The number of Accumulation Units on Deposit at Issue, the Account in which they participate, and the Maturity Date are shown on Page 3. The number of Accumulation Units on Deposit in any Account will be reduced by withdrawals in accordance with Section 7, by changes to a pay-out unit annuity in accordance with Section 8, and by transfers to a TIAA pay-out contract in accordance with Section 10, and will be reduced or increased by transfers to or from another CREF Account in accordance with
Section 9. The value of an Accumulation Unit will change from time to time to reflect the CREF Account's investment experience and will be determined in accordance with the Rules of the Fund.
      Payments are subject to any method of payment agreement or the provisions of any beneficiary designation in effect under this certificate.

      3. RULES OF THE FUND. The Rules of the Fund govern all matters affecting the interest of anyone in the Fund to the extent such matters are not specifically provided in this certificate. The Board of Trustees of CREF may amend the Rules of the Fund from time to time. Amendments to such Rules are effective only when approved by the Superintendent of Insurance of the State of New York as not being unfair, unjust, inequitable or prejudicial to the interest of anyone in the Fund. A copy of the Rules was furnished to you when this certificate was issued; you will be notified of all amendments to the Rules.

      4. ACCOUNTS. CREF maintains the following four investment Accounts, each with its own distinct investment portfolio:

         The CREF STOCK ACCOUNT maintains a broadly diversified portfolio consisting primarily of common stocks.

         The  CREF  MONEY  MARKET  ACCOUNT  maintains  a  portfolio   consisting
primarily of short-term debt securities.

         The CREF BOND MARKET ACCOUNT contains a portfolio consisting primarily of investment grade bonds.

         The CREF SOCIAL CHOICE ACCOUNT maintains a portfolio consisting primarily of common stocks, investment grade bonds, and short-term debt securities.

         In the future, CREF may establish other Accounts with other investment portfolios.

         DELETION OF A CREF ACCOUNT. CREF reserves the right to delete the CREF Bond Market Account, the CREF Social Choice Account, and any future Account. As of the date of such deletion, CREF will transfer your Accumulation, if any, in such Account, to the CREF Money Market Account unless you notify CREF otherwise.

      5. A VALUATION DAY is a day on which dollar values of Accumulation Units in the CREF Accounts are established. The procedure for determining Valuation Days is contained in the Rules of the Fund.

      6. A BUSINESS DAY is any day that the New York Stock Exchange is open for trading. A Business Day ends at 4:00 p.m. New York time, or, if earlier, the time trading on the New York Stock Exchange closes for that day.

      7. WITHDRAWAL OF ACCUMULATION UNITS. If the right of withdrawal is not restricted on Page 5, you may at any time before the Maturity Date withdraw some or all of your Accumulation Units. The value of each such withdrawal must be at least $1,000. A withdrawal will be effective as of the Business Day CREF receives your written request or, if you so specify, the last day of the then current month or of a specified future month provided any withdrawal is prior to the Maturity Date. You must specify the Account or Accounts from which a withdrawal is to be made. The number of Accumulation Units on Deposit will be reduced by any Units withdrawn. If, as a result of a withdrawal, the value of all Accumulation Units on Deposit is less than $5,000, CREF reserves the right to pay you the entire value of all Accumulation Units on Deposit and to terminate this certificate.

      8. CHANGE TO A PAY-OUT UNIT ANNUITY. You may have CREF apply the value of some or all of your Accumulation Units in an Account to provide benefits under any form of pay-out unit annuity then being offered by CREF. The initial monthly payment provided by such unit annuity must be at least $25. In addition, the value of the Accumulation Units remaining to your credit under this certificate must be at least $5,000 on the effective date of the unit annuity payments. Federal pension law may restrict your right to elect a pay-out unit annuity.
      The unit annuity payments will be effective as of the first day of the month following the Business Day in which we receive your request, or, if you choose, the first day of a specified future month. You may not revoke this change once the unit annuity payments become effective.

      9. TRANSFER TO ANOTHER CREF ACCOUNT. You may have CREF use the value of some or all of your Accumulation Units to purchase Accumulation Units in any other CREF Account at their then current value. The request for such transfer is subject to the following conditions:

         A) the transfer will take effect and all values will be determined as of the end of the Business Day in which CREF receives your request for transfer, or, if you choose, the last day of the current month or of a specified future month;

         B) the request for a transfer cannot be revoked after the effective date of such transfer;

         C) if less than the full Accumulation in an Account is being transferred,the amount transferred from one Account to another must be at least $1,000; and

         D) CREF reserves the right to limit such transfers to not more than twice in any calendar year.

      10.TRANSFER TO A TIAA DOLLAR PAY-OUT CONTRACT. You may have CREF transfer the value of some or all of your Accumulation Units to TIAA for the purchase of an individual pay-out contract on your life in any form then being issued by TIAA for such transfers, or for the purchase of an Annuity-Certain contract, or for the purchase of an Interest Payments contract. The pay-out rates for the TIAA contract will be the rates applying to such transfers at that time; the contract will give you the same rights as any person then applying for a similar TIAA contract. The transfer will take effect and all values will be determined as of the end of the Business Day in which we receive your request for transfer, or, if you choose, the last day of the current month or of a specified future month. You must specify the Account or Accounts from which a transfer is to be made. The request for such a transfer cannot be revoked after the effective date of such transfer. The amount transferred from any Account must be at least $1,000; however, if a TIAA Interest Payment contract is to be purchased with the amount transferred, the transfer must be at least $5,000. In addition, a transfer may be denied if the amount would cause the value of all Accumulation Units on Deposit under this certificate to fall below $5,000. Federal pension law may restrict your right to a pay-out contract from TIAA. CREF reserves the right to limit such transfers to not more than twice in any calendar year.

      11.YOUR BENEFICIARY. Beneficiaries are persons you name, in a form satisfactory to CREF, to receive any payments remaining due at your death. You may designate different classes of beneficiaries, such as primary (first) and contingent (secondary). These classes set the order of payment. If a class contains more than one person, any payments remaining due at your death will be paid to the then living persons in a class in equal shares, unless you provide otherwise. For example, if you die before the Maturity Date having named your spouse as primary beneficiary and "children" as equal contingent beneficiaries, your spouse would receive the Death Benefit if he or she survived you. But if your spouse did not survive you, then your children would receive equal shares of the Death Benefit.
      You may change, add, or delete beneficiaries, unless otherwise specified on Page 5.
      The terms "children" or "my children" may be used to name a class of beneficiaries, either primary or contingent. Unless you specify otherwise, these terms will mean all children born of your marriage or marriages and any children legally adopted by you. The term "children" also has the same inclusive meaning when used to name as beneficiaries the children of your spouse, your child, your brother or your sister.

      12.PROOF OF SURVIVAL. CREF reserves the right to require satisfactory proof that anyone named to receive benefits under the terms of your certificate is alive on the date any payment is due. If this proof is not received by us after requested in writing, CREF will have the right to withhold payments entirely until such proof is received.

      13.PROCEDURE FOR ELECTIONS AND CHANGES. You may elect or change, in accordance with the terms of your certificate, any of the following by written notice satisfactory to CREF sent to its home office in New York, NY:

            A)    the beneficiary;

            B)    a withdrawal of Accumulation Units;

            C)    a transfer of Accumulation Units to another CREF Account;

            D) the application of Accumulation Units to provide benefits under a CREF pay-out unit annuity; or

            E)    the transfer of Accumulation Units to TIAA.

No such notice will take effect unless it has been received by CREF. When received the notice will take effect as of the date it was signed, whether or not the signer is living at the time we receive it. Any action taken by CREF in good faith before receiving the notice will not subject CREF to liability that is due to our acts being contrary to what was stated in the notice.

      14.OWNERSHIP. You own this certificate. During your lifetime, you may, to the extent permitted by law, exercise every right given by this certificate without the consent of any other person.

      15.NO ASSIGNMENT. Neither you nor any other person may assign, pledge, or transfer ownership of this certificate or any benefits under its terms. Any such action will be void and of no effect.

      16.NO LOANS. This certificate does not provide for loans.

      17.THE CERTIFICATE. Any endorsement or amendment of this certificate or waiver of any of its provisions will be valid only if in writing and signed by an Executive Officer or Registrar of CREF.

      The consideration has been delivered and all benefits are payable at CREF's home office in New York, NY.

      18.SERVICE OF PROCESS UPON CREF. We will accept service of process in any action or suit against us on this certificate in any court of competent jurisdiction in the United States, Puerto Rico or Canada provided such process is properly made. We will also accept such process sent to us by registered mail if the plaintiff is a resident of the state, district, territory, or province in which the action or suit is brought. This Section does not waive any of our rights, including the right to remove such action or suit to another court.

      19.PROTECTION AGAINST CLAIMS OF CREDITORS. The benefits and rights accruing to you or any other person under this certificate are exempt from the claims of creditors or legal process to the fullest extent permitted by law. This protection is contained in the statute of the State of New York establishing CREF.

      20.PAYMENT TO AN ESTATE, TRUSTEE, ETC. CREF will not be responsible for the acts or neglects of any executor, trustee, guardian, or other third party to whom payment is made.

      21.CORRESPONDENCE AND REQUESTS FOR BENEFITS. No notice, application, form, or request for benefits will be deemed to be received by us unless it is received at our home office. Any questions about this certificate or inquiries about our service should be sent to us at our address:

                                                     CREF
                                                     730 Third  Avenue
                                                     New York, NY 10017.

      22.COMPLIANCE WITH LAWS AND REGULATIONS. CREF will administer this certificate to comply with all laws and regulations pertaining to the terms and conditions of this certificate. If this certificate conflicts with any applicable law or regulation, such law or regulation will prevail.